Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
Jan. 25, 2022

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports fourth-quarter and full-year 2021 financial results
•Grows distributions approximately 15% year-over-year and increases year-end 2021 run-rate financial expectations for adjusted EBITDA and cash available for distribution
•Acquires approximately 2,400 net megawatts of wind, solar and solar-plus-storage projects during the year
•Completes multiple low-cost financings, including lowest-cost convertible equity portfolio financing and lowest-cost project-level financing in the partnership's history

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported fourth-quarter 2021 net loss attributable to NextEra Energy Partners of $10 million. NextEra Energy Partners also reported fourth-quarter 2021 adjusted EBITDA of $322 million and cash available for distribution (CAFD) was $91 million.

For the full year 2021, NextEra Energy Partners reported net income attributable to NextEra Energy Partners of $137 million. NextEra Energy Partners also reported full-year 2021 adjusted EBITDA of approximately $1.36 billion and CAFD of $584 million.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners delivered a total unitholder return of approximately 30% in 2021, bringing its two-year total unitholder return up to more than 72% and further advancing its history of value creation since its initial public offering," said Jim Robo, chairman and chief executive officer. "The partnership had a terrific year of execution in 2021, and we are increasing our year-end 2021 run-rate financial expectations to reflect this better-than-expected growth execution. NextEra Energy Partners delivered run-rate adjusted EBITDA and CAFD in excess of our previously announced expectations ranges, including delivering more than 13% year-over-year growth in run-rate CAFD at the midpoints. This execution is supported by NextEra Energy Partners' outstanding portfolio of clean energy assets, which we further diversified in 2021. During the year, NextEra Energy Partners acquired interests in approximately 1,900 net megawatts of long-term contracted renewables and storage assets from NextEra Energy Resources. NextEra Energy Partners also successfully completed two acquisitions of renewable energy assets from third parties, adding nearly 500 megawatts of operating wind projects to its portfolio. These transactions demonstrate NextEra Energy Partners' ability to leverage the operational expertise of NextEra Energy Resources, low-cost sources of capital and our strong industry relationships to be successful in third-party acquisitions. The combination of a growing portfolio at NextEra Energy Resources and a growing set of opportunities to acquire renewables from third parties, as well as significant organic growth opportunities, further supports the partnership's long-term growth visibility. I continue to believe that the combination of NextEra Energy Partners' clean energy portfolio, growth visibility and financing flexibility offers LP unitholders a uniquely attractive investor value proposition. We remain intensely focused on continuing to execute and deliver unitholder value over the coming years."

Accretive acquisitions and low-cost financings
During the fourth quarter of 2021, NextEra Energy Partners closed on the initial funding of its lowest-cost convertible equity portfolio financing to date. The 10-year, roughly $820 million convertible equity portfolio financing was used to partially fund its acquisition of a 50% interest in a renewables portfolio, consisting of approximately 2,520 megawatts (MW) of newly constructed or in-construction renewables projects and approximately 115 MW of integrated battery storage.

In November 2021, NextEra Energy Partners also exercised its right to purchase 100% of the outstanding minority equity interests in the portfolio of wind and solar assets supporting its 2018 convertible equity portfolio financing. NextEra Energy Partners paid a total consideration of approximately $885 million for the buyout, consisting of approximately 7.25 million newly issued NextEra Energy Partners common units and approximately $265 million in cash, which NextEra Energy Partners ultimately funded by issuing project-level debt on a subset of the underlying assets. The nearly $650 million project financing supported by these assets represents the partnership's lowest-cost project debt financing to date and was also used to finance other previously announced growth investments closed in the fourth quarter.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.7075 per common unit (corresponding to an annualized rate of $2.83 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution per common unit has grown approximately 15% on an annualized basis versus the fourth quarter of 2020. The distribution will be payable on Feb. 14, 2022, to unitholders of record as of Feb. 4, 2022.

Outlook
Given the successful execution of the recent acquisitions from NextEra Energy Resources and a third party during the fourth quarter of 2021, the NextEra Energy Partners portfolio as of year-end 2021 is expected to deliver financial results in excess of the previously announced Dec. 31, 2021, run-rate adjusted EBITDA and CAFD expectations. As a result, today NextEra Energy Partners is introducing revised year-end Dec. 31, 2021, run-rate adjusted EBITDA and CAFD expectation ranges of $1.635 billion to $1.795 billion and $640 million to $720 million, respectively, reflecting calendar year 2022 expectations for the portfolio at year-end 2021.

For year-end 2022, NextEra Energy Partners' run-rate expectations for adjusted EBITDA and CAFD remain unchanged. NextEra Energy Partners' expectations for a Dec. 31, 2022, run rate for adjusted EBITDA is expected to be in a range $1.775 billion to $1.975 billion and CAFD is expected to be in a range of $675 million to $765 million, reflecting calendar year 2023 expectations for the forecasted portfolio at year-end 2022.

From an updated base of its fourth-quarter 2021 distribution per common unit at an annualized rate of $2.83 per common unit, NextEra Energy Partners continues to expect 12% to 15% per year growth in limited partner distributions as being a reasonable range of expectations through at least 2024, subject to the usual caveats. NextEra Energy Partners expects the annualized rate of the fourth-quarter 2022 distribution, which is payable in February 2023, to be in a range of $3.17 to $3.25 per common unit.

These expectations include the impact of incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD, limited partner distribution and other expectations assume, among other things, normal weather and operating conditions; public policy support for wind and solar development and construction; market demand and transmission expansion support for wind and solar development; market demand for pipeline capacity; and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners' GAAP net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

As previously announced, NextEra Energy Partners' fourth-quarter and full-year 2021 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be fourth-quarter and full- year 2021 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind, solar and energy storage projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distributions (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance and financing needs. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; Operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the repowering of wind projects and the expansion of natural gas pipelines that will require up-front capital expenditures and expose NEP to project development risks; Terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and Mexico; NEP is subject to risks associated with its ownership interests in projects or pipelines that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; If the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect NEP's pipeline operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and pursue other growth opportunities; Restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; NEE has influence over NEP; Under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NextEra Energy Operating Partners, LP (NEP OpCo). NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain limited circumstances; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP’s units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties and the NYSE does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP’s actions require the consent of NEP GP; Holders of NEP's common units currently cannot remove NEP GP without NEE’s consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; The issuance of securities convertible into, or settleable with, common units may affect the market price for NEP's common units, will dilute common unitholders’ ownership in NEP and may decrease the amount of cash available for distribution for each common unit; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; Distributions to unitholders may be taxable as dividends; and, The coronavirus pandemic may have a material adverse impact on NEP’s business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2020 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended December 31,
	2021	2020
OPERATING REVENUES
Renewable energy sales	$178	$156
Texas pipelines service revenues	54	56
Total operating revenues	232	212
OPERATING EXPENSES
Operations and maintenance	117	90
Depreciation and amortization	81	71
Taxes other than income taxes and other	11	5
Total operating expenses – net	209	166
OPERATING INCOME	23	46
OTHER INCOME(DEDUCTIONS)
Interest expense	(97)	111
Equity in earnings of equity method investees	28	18
Equity in earnings of non-economic ownership interests	2	4
Other – net	(1)	1
Total other income (deductions) – net	(68)	134
INCOME (LOSS) BEFORE INCOME TAXES	(45)	180
INCOME TAX EXPENSE (BENEFIT)	(6)	19
NET INCOME (LOSS)	(39)	161
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	29	(97)
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(10)	$64

Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – basic	$(0.12)	$0.86
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – assuming dilution(a)	$(0.12)	$0.85
Weighted-average number of common units outstanding – basic	80.0	74.7
Weighted-average number of common units outstanding – assuming dilution	80.0	75.9
__________________________
(a)    Adjusted for impact of dilutive securities
NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended December 31,
	2021	2020
Net income (loss)	$(39)	$161
Add back:
Depreciation and amortization	81	71
Interest expense	97	(111)
Income taxes	(6)	19
Tax credits	154	132
Amortization of intangible assets – PPAs	36	26
Noncontrolling interests in Silver State and NET Mexico	(8)	(8)
Equity in earnings of non-economic ownership interests	(2)	(4)
Depreciation and interest expense included within equity in earnings of equity method investees	17	24
Other	(8)	(2)
Adjusted EBITDA	$322	$308
Tax credits	(154)	(132)
Other – net	(4)	(3)
Cash available for distribution before debt service payments	$164	$173
Cash interest paid	(28)	(33)
Debt repayment principal(a)	(45)	(34)
Cash available for distribution	$91	$106
__________________________
(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Years Ended December 31,
	2021	2020
OPERATING REVENUES
Renewable energy sales	$720	$703
Texas pipelines service revenues	262	214
Total operating revenues	982	917
OPERATING EXPENSES
Operations and maintenance	419	363
Depreciation and amortization	288	271
Taxes other than income taxes and other	41	30
Total operating expenses – net	748	664
OPERATING INCOME	234	253
OTHER INCOME (DEDUCTIONS)
Interest expense	47	(620)
Equity in earnings of equity method investees	160	108
Equity in earnings (losses) of non-economic ownership interests	27	(3)
Other – net	4	5
Total other income (deductions) – net	238	(510)
INCOME (LOSS) BEFORE INCOME TAXES	472	(257)
INCOME TAX EXPENSE (BENEFIT)	48	(19)
NET INCOME (LOSS)	424	(238)
NET INCOME ATTRIBUTABLE TO PREFERRED DISTRIBUTIONS	—	(5)
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(287)	188
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$137	$(55)

Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – basic	$1.77	$(0.81)
Earnings (loss) per common unit attributable to NextEra Energy Partners, LP – assuming dilution	$1.77	$(0.81)
Weighted-average number of common units outstanding – basic	77.2	68.4
Weighted-average number of common units outstanding – assuming dilution	77.4	68.4

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Years Ended December 31,
	2021	2020
Net income (loss)	$424	$(238)
Add back:
Depreciation and amortization	288	271
Interest expense	(47)	620
Income taxes	48	(19)
Tax credits	544	483
Amortization of intangible assets – PPAs	117	103
Noncontrolling interests in Silver State and NET Mexico	(56)	(55)
Equity in losses (earnings) of non-economic ownership interests	(27)	3
Depreciation and interest expense included within equity in earnings of equity method investees	65	92
Other	4	3
Adjusted EBITDA	$1,360	$1,263
Tax credits	(544)	(483)
Other – net	(19)	(8)
Cash available for distribution before debt service payments	$797	$772
Cash interest paid	(139)	(186)
Debt repayment principal(a)	(74)	(16)
Cash available for distribution	$584	$570
__________________________
(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$147	$108
Accounts receivable	112	83
Other receivables	24	155
Due from related parties	1,061	28
Inventory	41	24
Other	25	16
Total current assets	1,410	414
Other assets:
Property, plant and equipment – net	11,358	7,163
Intangible assets – PPAs – net	2,201	1,572
Intangible assets – customer relationships – net	593	610
Goodwill	897	609
Investments in equity method investees	1,895	1,814
Deferred income taxes	322	249
Other	272	131
Total other assets	17,538	12,148
TOTAL ASSETS	$18,948	$12,562
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$982	$143
Due to related parties	104	66
Current portion of long-term debt	33	12
Accrued interest	26	25
Derivatives	26	20
Accrued property taxes	25	22
Other	65	62
Total current liabilities	1,261	350
Other liabilities and deferred credits:
Long-term debt	5,294	3,376
Asset retirement obligation	226	144
Derivatives	595	782
Due to related parties	41	33
Other	372	170
Total other liabilities and deferred credits	6,528	4,505
TOTAL LIABILITIES	7,789	4,855
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	321	—
EQUITY
Common units (83.9 and 75.9 units issued and outstanding, respectively)	2,985	2,362
Accumulated other comprehensive loss	(8)	(8)
Noncontrolling interests	7,861	5,353
TOTAL EQUITY	10,838	7,707
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$18,948	$12,562

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$424	$(238)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	288	271
Intangible amortization – PPAs	117	103
Change in value of derivative contracts	(189)	384
Deferred income taxes	46	(26)
Equity in earnings of equity method investees, net of distributions received	21	85
Equity in losses (earnings) of non-economic ownership interests, net of distributions received	(21)	3
Costs related to retirement of debt – net	—	67
Other – net	16	15
Changes in operating assets and liabilities:
Current assets	(6)	6
Noncurrent assets	(7)	(4)
Current liabilities	(10)	(1)
Noncurrent liabilities	(2)	—
Net cash provided by operating activities	677	665
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of membership interests in subsidiaries – net	(2,352)	(378)
Capital expenditures and other investments	(113)	(334)
Proceeds from CITCs	75	—
Payments from (to) related parties under CSCS agreement – net	(47)	2
Distributions from equity method investee	1	8
Distributions from non-economic ownership interests	90	—
Other	45	21
Net cash used in investing activities	(2,301)	(681)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	50	2
Issuances of long-term debt, including premiums and discounts	2,880	695
Retirements of long-term debt	(1,159)	(1,166)
Debt issuance costs	(12)	(1)
Capped call settlement	—	30
Capped call transaction	(31)	(63)
Partner contributions	2	9
Partner distributions	(619)	(442)
Preferred unit distributions	—	(7)
Proceeds on sale of Class B noncontrolling interests – net	893	750
Payments to Class B noncontrolling interests investors	(80)	(45)
Buyout of Class B noncontrolling interest investors	(265)	—
Proceeds on sale of differential membership interests	48	179
Proceeds from differential membership investors	74	94
Payments to differential membership investors	(35)	(30)
Change in amounts due to related parties	(13)	(3)
Payment of CITC obligation to third party	(65)	—
Other	(5)	(6)
Net cash provided by (used in) financing activities	1,663	(4)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	39	(20)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF YEAR	112	132
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF YEAR	$151	$112